Exhibit (a)(x)

ARTICLES OF AMENDMENT

OF

GAMCO GLOBAL SERIES FUNDS, INC.

GAMCO Global Series Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to reflect that one class of the Corporation’s capital stock and the sub-series of that class are redesignated as follows:

CURRENT DESIGNATION	NEW DESIGNATION

The GAMCO Vertumnus Fund	The Gabelli Global Rising Income and Dividend Fund

The GAMCO Vertumnus Fund Class AAA Stock	The Gabelli Global Rising Income and Dividend Fund Class AAA Stock

The GAMCO Vertumnus Fund Class A Stock	The Gabelli Global Rising Income and Dividend Fund Class A Stock

The GAMCO Vertumnus Fund Class B Stock	The Gabelli Global Rising Income and Dividend Fund Class B Stock

The GAMCO Vertumnus Fund Class C Stock	The Gabelli Global Rising Income and Dividend Fund Class C Stock

The GAMCO Vertumnus Fund Class I Stock	The Gabelli Global Rising Income and Dividend Fund Class I Stock

SECOND: The forgoing amendments to the Charter were approved by a majority of the entire Board of Directors of the Corporation at a meeting duly held April 8, 2013. The amendments are limited to the changes expressly permitted by §2-605 of the Maryland General Corporation Law to be made without action of the stockholders of the Corporation.

THIRD: The amendments to the Charter of the Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of any class or sub-series of shares of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 11th of April 2013. The President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief and under the penalties of perjury, all matters and facts contained herein with respect to authorization and approval of these Articles of Amendment are true in all material respects.

WITNESS	GAMCO GLOBAL SERIES FUNDS, INC.

/s/ Agnes Mullady	By:	/s/ Bruce N. Alpert
Agnes Mullady		Bruce N. Alpert
Secretary		President

Return address of filing party:

GAMCO Global Series Funds, Inc.

One Corporate Center

Rye, New York 10580-1422

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